SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

                     OF THE SECURITIES EXCHANGE ACT OF 1934




        Date of report (date of earliest event reported): April 21, 2004



                        FINANCIAL INDUSTRIES CORPORATION
               (Exact name of Registrant as specified in charter)




            Texas                      0-4690                    74-2126975
(State or other jurisdiction   (Commission file number)      (I.R.S. employer
 of incorporation)                                           identification no.)





                      6500 River Place Blvd., Building One
                               Austin, Texas 78730
                    (Address of principal executive offices)


                          ___________________________

       Registrant's telephone number, including area code: (512) 404-5000



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Item 5 - Other Events and Regulation FD Disclosure.

     On March 16, 2004, the Company filed a Form 12b-25, Notification of Late Filing (the "Notification"), with respect to the filing of its report on Form 10-K for the fiscal year ending December 31, 2003. It disclosed that the delay in the filing was attributable to its continuing work on its 2003 financial statements.

     The Company has continued to work on its financial statements for the year ended December 31, 2003.

     In the course of its continuing work, the Company has tentatively identified certain balance sheet accounts that may need to be written off, in the aggregate totaling approximately $3.0 million. These relate principally to certain receivables, equipment, and other assets and affect several annual reporting periods, including possibly periods prior to 2001. The Company is performing additional reviews of its balance sheet accounts to determine whether additional adjustments to its financial statements may be required.

     In addition, the Company's review indicates that the intercompany accounts among itself and its affiliates may not have been adequately reconciled for several annual reporting periods, including possibly periods prior to 2001. The Company is performing a detailed analysis of a net cumulative out-of-balance condition in the intercompany accounts that it currently estimates would result in an aggregate write down of approximately $6.0 million at December 31, 2003. This work involves analysis and reconciliation of the intercompany accounts for multiple years. The Company is working diligently to complete this work. To facilitate this process, the Audit Committee of the Company's Board of Directors has retained the services of KPMG LLP, as accounting advisors.



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     The Company emphasizes that it is continuing its reviews and analysis, and, accordingly, additional adjustments to its financial statements beyond those described herein may be required as a result of these efforts. In addition, as of the date of this report, the Company is not in a position to determine whether the adjustments and reconciliations described above will affect the Company's previously-disclosed estimate that the net loss for the year ended December 31, 2003 would be approximately $13.5 million.

Item 7. Financial Statements and Exhibits .

     (c) Exhibits


         Exhibit 99.1 Press release dated April 22, 2004, issued by Financial Industries Corporation.

As provided by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Financial Industries Corporation cautions that the statements in this Form 8-K relating to matters that are not historical factual information are forward-looking statements that represent management's belief and assumptions based on currently available information. The information contained in this report relating to the amount of the net loss for the year ended December 31, 2003, the amount and periods of balance sheet accounts that may need to be written off, the amount of the net cumulative out-of-balance condition in the intercompany accounts, possible additional adjustments to the financial statements, and the contingencies and uncertainties to which the Company may be subject, as well as other statements including words such as "anticipate," "believe," "plan," "may", "estimate," "expect," "intend," and other similar expressions constitute forward-looking statements under the Private Securities Litigation Reform Act of 1995. Such statements are made based upon management's current expectations and beliefs and are subject to known and unknown risks, uncertainties and other factors that could cause actual results to differ from those contemplated by the forward-looking statements, including the timing, completion and results of the Company's reviews and audits. Investors should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement, and the Company undertakes no obligation to publicly update or revise any forward-looking statements. There can be no assurance that other factors not currently anticipated by management will not also materially and adversely affect the Company.



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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                     FINANCIAL INDUSTRIES CORPORATION



Date: April 22, 2004                 By:  ___/s/_J. Bruce Boisture____________
                                          President and Chief Executive Officer



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